CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-8 of our report dated February 28, 2008 relating to the consolidated financial statements of Snap Interactive, Inc. (F/K/A eTwine Holdings, Inc.) and Subsidiary.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/  Webb & Company, P.A.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
December 15, 2008